Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Daniel N. Leib, David A. Gardella and Jennifer B. Reiners, and each of them severally, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8, under the Securities Act of 1933, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments. This Power of Attorney has been signed on May 30, 2019 by the following persons in the respective capacities indicated below.

Signature and Title	Signature and Title

/s/ Charles D. Drucker
Daniel N. Leib	Charles D. Drucker
President and Chief Executive Officer, Director (Principal Executive Officer)	Director

/s/ Juliet S. Ellis
David A. Gardella	Juliet S. Ellis
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Director

/s/ Gary G. Greenfield
Kami S. Turner	Gary G. Greenfield
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	Director

/s/ Richard L. Crandall	/s/ Lois M. Martin
Richard L. Crandall	Lois M. Martin
Chairman of the Board, Director	Director

/s/ Luis A. Aguilar	/s/ Jeff Jacobowitz
Luis A. Aguilar	Jeff Jacobowitz
Director	Director

/s/ Nancy E. Caldwell
Nancy E. Caldwell
Director